Exhibit 10.5

CREDIT AGREEMENT

between

TRANS-LUX CORPORATION, as Borrower

and

CARLISLE INVESTMENTS INC, as Lender

Dated November 6, 2017

        CREDIT AGREEMENT, dated November 6, 2017, between TRANS-LUX CORPORATION, having an address at 445 Park Avenue, Suite 2001, New York, New York 10022 (the "Borrower"), and CARLISLE INVESTMENTS INC, with an address at Trident Chambers, Wickhams Cay, P.O. Box 146, Road Town, Tortola, British Virgin Islands. (the "Lender").

WITNESSETH:

        WHEREAS, the Borrower has requested that the Lender extend credit to the Borrower in the form of a term loan in the amount of up to $500,000.00, the proceeds of which will be used by Borrower for general working capital, including to post deposits with vendors, purchase inventory and for closing fees; and

        WHEREAS, the Lender has agreed to make such loan on the terms and conditions set forth herein:

        ACCORDINGLY, the parties hereto hereby agree as follows:

ARTICLE 1 - DEFINITIONS

        1.1.         Defined Terms.

        As used in this Agreement, the following terms shall have the following meanings:

        "Affiliate":  as to any Person, (a) any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person, including, without limitation, any joint venture of such Person, or (b) any Person who is a trustee, director, officer, shareholder or partner (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in the preceding clause (a).  For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

        "Agreement": this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

        "Applicable Rate": as defined in Section 3.l (c).

        "Beneficial Interests":  any and all shares, interests, participations or other equivalent ownership interests in a trust or other Person and any and all warrants, options or designations to acquire any of the foregoing.

        "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York are authorized or required by law to close.

        "Closing Date": the date on which all the conditions set forth in ARTICLE VI shall first have been satisfied.

        "Code": the Internal Revenue Code of 1986, as amended from time to time.

        "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

        "Contractual Obligation":  as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound including without limitation any Indebtedness.

        "Default":  any of the events specified in ARTICLE IX hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

        "Dollars" and "$":  dollars in lawful currency of the United States of America.

        "Environmental Laws":  any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

        "ERISA": means the Employee Retirement Income Security Act of 1974, as amended from time to time.

        "Event of Default": means any of the events specified in ARTICLE IX, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

        “Federal Reserve Lender”:  means a Federal Reserve Bank providing credit to the Lender.

        "Financing Lease":  means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

        "GAAP":  means generally accepted accounting principles in the United States of America in effect from time to time.

        "Governmental Authority":  means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "Indebtedness":  of any Person at any date means (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business) or which is evidenced by a note,  bond, debenture or similar instrument, (b) all obligations of such Person under Financing Leases, (c) all obligations of such Person in respect of letters of credit or acceptances issued or created for or for the account of such Person, (d) all obligations of such Person under currency exchange contracts or interest rate swap agreements, and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

        "Insolvency":  with respect to any Multiemployer Plan, means the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

        "Insolvent":  pertaining to a condition of insolvency.

        "Late Charge":  as defined in Section 3.2(b).

        "Lien":  any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Financing Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction  in respect of any of the foregoing).

        “Loan”:  the term loan which the Lender has committed to make pursuant to Section 2.1 hereof.

        "Loan Documents": the documents in subsection 6.l (a) whose delivery is a condition to the effectiveness of this Agreement and all other documents executed and delivered in connection herewith or therewith, including any amendments, supplements or other modifications to any of the foregoing.

        "Material Adverse Effect":  with respect to any Person means a material adverse effect on (a) the business, operations, property or financial condition of such Person, (b) the ability of such Person to perform its obligations under the Loan Documents to which it is a party, or (c) the validity or enforceability of the Loan Documents or the rights or remedies of the Lender hereunder or thereunder with respect to such Person.

        "Materials of Environmental Concern":  means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

        "Maturity Date": December 10, 2017

        "Multiemployer Plan": means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

        "Non-Excluded Taxes":  as defined in subsection 4.3.

        "Note":  as defined in Section 4.1.

        "OFAC": the United States Department of the Treasury's Office of Foreign Assets Control or any successor thereto.

        "Participant":  as defined in subsection 10.7(b).

        "Patriot Act":  the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

        "PBGC":  the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

        "Person":  an individual, partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

        "Plan":  at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

        "Purchasing Lender":  as defined in subsection 10.7(c).

        "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

        "Reorganization":  with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

        "Reportable Event":  any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Reg. §2615.

        "Requirement of Law":  as to any Person, the Certificate of Incorporation and By Laws, Certificate of Formation and Operating Agreement, trust agreement or indenture, or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its material property is subject.

        "Sanctioned Country": a country subject to the sanctions program identified on the list maintained by OFAC and available at www.treas.gov/offices/eotffc/ofac/sanctions/index.html or as otherwise published from time to time.

        "Sanctioned Person":  (i) a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC at www.treas.gov/offices/eotffc/ofac/sdn/index.html or as otherwise published from time to time, or (ii) (A) an agency of the government of a  Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

        "Single Employer Plan":  any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

        "Subsidiary":  as to any Person, a corporation, partnership or other entity of which more than fifty (50.00%) percent of the shares of stock, or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity, are at the time owned, directly or indirectly, through one or more intermediaries, or both, by such Person.

        "Taxes":  any amounts paid by a Person to any Governmental Authority or accrued and which would be classified as taxes in accordance with GAAP (including, without limitation, deferred Taxes).

        "Transferee":  as defined in subsection 10.7(d).

        "UCC":  the Uniform Commercial Code as from time to time in effect in the State of New York.

        1.2.         Other Definitional Provisions.

        (a)         Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Note or any certificate or other document made or delivered pursuant hereto.

As used herein and in the Note, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

        (b)        The words "hereof ', "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

        (c)         The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

ARTICLE II- THE LOAN

        2.1         The Loan.

        (a)         Subject to the terms and conditions hereof, the Lender hereby agrees on the Closing Date to make a term loan to the Borrower in an amount of up to $500,000.00.

        (b)         Interest will accrue and be paid in accordance with ARTICLE III hereof.

        (c)         If not repaid sooner, all interest, principal and any other amounts outstanding under this Agreement shall be repaid in full on the Maturity Date.

ARTICLE III - INTEREST AND PRINCIPAL

        3.1         Interest.

        (a)         Interest shall be computed as set forth in Section 3.3.

        (b)         Interest only at the Applicable Rate on the unpaid outstanding principal balance of the Loan shall be payable in arrears on the first Business Day of each calendar month after the date hereof up to and including the Maturity Date in the amount of all interest accrued during the immediately preceding calendar month.  All payments on account of the Loan shall be made on the day when due in lawful money of the United States and shall be first applied to late charges, costs of collection or enforcement and other similar amounts due, if any, under the Note and any of the other Loan Documents, then to interest due and payable under the Note and the remainder to principal due and payable under the Note.  All payments due under the Note are to be made at such place as Lender may, from time to time, in writing designate.

        (c)         The principal amount of the Note outstanding from time to time shall bear interest at the Applicable Rate until paid in full.  Except as provided in Section 3.2, the term "Applicable Rate" shall mean twelve percent (12.00%) per annum.

        3.2         Late Charges and Default Interest Rate.

        (a)         If (i) any payment under the Note or other Loan Documents are past due for ten (10) calendar days or more, or (ii) any other Event of Default occurs under the Note or other Loan Documents which is not cured within thirty (30) days after written notice thereof, then in such event the outstanding principal balance of the Loan shall bear interest during the period in which the Borrower is in default, or subsequent to the Maturity Date, at a rate of eighteen (18.00%) percent per annum, or, if such increased rate of interest may not be collected from the Borrower under applicable law, then at the maximum increased rate of interest, if any, which may be collected from the Borrower under applicable law ("Default Interest Rate").  If the Event of Default is capable of being cured but cannot be cured within thirty (30) days, interest shall not accrue at the Default Interest Rate if Borrower commences to cure the Event of Default within thirty (30) days and diligently and in good faith prosecutes the cure until completion.

        (b)         In addition, a late charge ("Late Charge") of five percent (5.00%) of the amount of any monthly installment which is not paid on or within ten (10) days after the due date thereof shall be due and payable to Lender, without demand from Lender, to cover the extra expense involved in handling delinquent payments.  Additionally, if the balloon principal payment due under the Note is not paid when due, Borrower should also be obligated to pay Lender a Late Charge on said balloon payment without demand from Lender and without allowance for any grace period. The acceptance of a Late Charge shall not constitute a waiver of any default then existing or thereafter arising under this Agreement.  Further, Lender's failure to collect a Late Charge at any time shall not constitute a waiver of Lender's right thereafter, at any time and from time to time (including upon acceleration of the Note or upon payment in full of the Loan), to collect any such previously uncollected Late Charge or to collect any subsequently accruing Late Charge.

        3.3         Computation of Interest.

        Interest on the Loan shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

        3.4         Prepayments.

        Borrower may prepay the Loan, in whole or in part, pursuant to the terms of Article 5 of the Note.

ARTICLE IV- GENERAL PROVISIONS APPLICABLE TO LOANS.

        4.1.         Note.

        The Loan shall be evidenced by a promissory note substantially in the form of Exhibit A hereto (the "Note").

        4.2.         Fees.

        Upon execution of this Agreement, Borrower will be obligated to pay to Lender those certain Loan related fees as set forth in the Note.

        4.3.         Taxes.

        All payments made by the Borrower under any Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding  net income taxes and franchise taxes  (imposed in lieu of net income taxes) imposed on the Lender as a result of a present or former connection between the Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Lender having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document).  If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Lender hereunder or under the Note, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in any Loan Document.  Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Lender a certified copy of an original official receipt received by the Borrower showing payment thereof.  If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure.  The agreements in this subsection shall survive the termination of this Agreement and the payment of the Note and all other amounts payable hereunder.

ARTICLE V - REPRESENTATIONS AND WARRANTIES

        To induce the Lender to enter into this Agreement and to make the Loan, the Borrower hereby represents and warrants to the Lender that:

        5.1.         Financial Condition.

        The audited balance sheets of the Borrower as of December 31, 2016 and the related audited consolidated statements of operations, equity and cash flows for the fiscal year ended on such date, copies of which have heretofore been furnished to the Lender, are complete and correct and present fairly the consolidated financial condition and results of operations of the Borrower as of such dates. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved. The Borrower does not have any contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, other than that certain Credit and Security Agreement by and among Borrower, its wholly-owned subsidiaries Trans-Lux Display Corporation, Trans-Lux Midwest Corporation and Trans-Lux Energy Corporation as borrowers and SCM Specialty Finance Opportunities Fund, L.P., as lender (the "SCM Financing"), but including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto.

        5.2.         No Change.

        Except as set forth in the financial statements referred to in subsection 5.1, since December 31, 2016 or in the attached schedule (a) there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect, (b) other than the semi-annual dividends payable on the Borrower’s Series B Convertible Preferred Stock, no distributions have been paid or made upon the Beneficial Interests of the Borrower, and there has been no sale, transfer or other disposition or distribution by the Borrower of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person).

        5.3.         Existence of the Borrower.

        The Borrower is a corporation validly existing under the laws of the State of Delaware.

        5.4.         Intentionally Omitted.

        5.5.         Intentionally Omitted.

        5.6.         Intentionally Omitted.

        5.7.         Power; Authorization; Enforceable Obligations.

The Borrower has the power and authority to make, deliver and perform its obligations under each of the Loan Documents, and to borrow thereunder and all necessary action has been taken to authorize the borrowings on the terms and conditions of the Loan Documents and to authorize the execution, delivery and performance of the Loan Documents.  No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is or will be required in respect of the Borrower in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which it is a party.  This Agreement has been, and each Loan Document to which it is a party will be, duly executed and delivered on behalf of the Borrower.  This Agreement constitutes, and each Loan Document when executed and delivered, will constitute, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

        5.8.         Compliance with Laws.

        The Borrower is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect upon it.

        5.9.         No Legal Bar.

        The execution, delivery and performance of any Loan Document, the borrowings thereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

        5.10.      No Material Litigation.

        Except as previously advised to Lender in writing, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or against any of its properties or revenues (a) with respect to the Loan Documents or any of the transactions contemplated thereby, or (b) which could reasonably be expected to have a Material Adverse Effect upon the Borrower.

        5.11.       No Default.

Except as set forth in the Borrower’s reports as filed with the Securities and Exchange Commission, the Borrower is not in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing.

        5.12.      No Burdensome Restrictions.

        No Requirement of Law or Contractual Obligation of the Borrower has a Material Adverse Effect upon the Borrower.

        5.13.     Taxes.

        The Borrower has filed or caused to be filed all tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower, as the case may be); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

        5.14.     Federal Regulations; Investment Company Act; Other Regulations.

        The Borrower is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.  The Borrower is not an "investment company", or a company "controlled" by an "investment company'', within the meaning of the Investment Company Act of 1940, as amended. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors.  If requested by the Lender, the Borrower will furnish to the Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

        5.15.     ERISA.

        (a)         Except as set forth in the Borrower’s reports as filed with the Securities and Exchange Commission, each Plan has complied in all material respects with the applicable provisions of ERISA and the Code and Borrower has filed all reports required to be filed under ERISA and the Code with respect to each such Plan.  The Borrower has satisfied all material requirements imposed by ERISA and the Code with respect to the funding of all Plans except where the failure to file one or more reports will not have a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement.

        (b)         Except as set forth in the Borrower’s reports as filed with the Securities and Exchange Commission, neither a reportable event (as defined in Section 4043 of ERISA) which requires notification to the PBGC nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred or is occurring with respect to any Single Employer Plan established or maintained, or to which contributions have been made by Borrower or any Commonly Controlled Entity which would have a Material Adverse Effect.

        (c)         Except as set forth in the Borrower’s reports as filed with the Securities and Exchange Commission, no events or conditions have occurred and are continuing which would permit any Plan to be terminated under circumstances which would cause the Lien provided under Section 4068 of ERISA to attach to any assets of the Borrower or any Commonly Controlled Entity.

        (d)         Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw partially or completely from any Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made.  No such Multiemployer Plan is in Reorganization or Insolvent.

        5.16.     Purpose of the Loan.

        The proceeds of the Loan shall be used by the Borrower for general working capital, including to post deposits with vendors, purchase inventory and for closing fees.

        5.17.     Insurance.

        The Borrower maintains insurance with financially sound and reputable insurance companies on all of its properties in such amounts and against such risks (but, including in any event, product and environmental liability coverage) as are usually insured against by Persons engaged in the same or a similar business.

        5.18.     Sanctioned Persons; Sanctioned Countries.

        Neither the Borrower nor its Affiliates (i) is a Sanctioned Person or (ii) does business in a Sanctioned Country or with a Sanctioned Person in violation of the economic sanctions of the United States administered by OFAC.  The proceeds of any Loan will not be used to fund any operation in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

ARTICLE VI- CONDITIONS

        6.1     Conditions to Effectiveness of this Agreement.

        The effectiveness of this Agreement is subject to the satisfaction on or prior to the Closing Date, of the following conditions precedent:

        (a)       Loan Documents.  The Lender shall have received

                  (i)        this Agreement duly executed and delivered by the Borrower,

                  (ii)        the Note duly executed by the Borrower,

                  (iii)        the Security Agreement; and

                  (iv)        corporate resolutions authorizing the Loan.

        (b)       No Violation.  The consummation of the transactions contemplated hereby shall not contravene, violate or conflict in any material respect with, nor involve the Lender in any violation of, any Requirement of Law.

        (c)       Consents, Licenses and Approvals.  The Lender shall have received a certificate of the Borrower (i) attaching copies of all consents (including the consent of SCM Specialty Finance Opportunities Fund, L.P. in connection with the SCM Financing), authorizations and filings, if any, and (ii) stating that such consents, licenses and filings are in full force and effect, and each such consent, authorization and filing shall be in form and substance reasonably satisfactory to the Lender.

        (d)       Filings, Registrations and Recordings.  Any documents (including, without limitation, financing statements and filings under the Assignment of Claims Act of 1940) required to be filed, and any other actions required to be taken, under or in connection with any of the Loan Documents in order to create or confirm, in favor of the Lender, a perfected security interest in the collateral thereunder shall have been properly filed or taken, as the case may be, and the Lender shall have received evidence satisfactory to it of each such filing, registration, recordation or other action and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto.

        (e)        Fees.  The Lender shall have received the fees to be received on the Closing Date referred to in this Agreement.

ARTICLE VII - AFFIRMATIVE COVENANTS

        The Borrower hereby agrees that, so long as any amount is owing to the Lender hereunder, the Borrower shall:

        7.1.     Financial Statements.

        Furnish to the Lender:

        (a)       Annual financial statements of the Borrower (including detailed balance sheet, income statement, cash flow statement, and one-year income statement projections) to be received by Lender no later than one hundred five (105) days following Borrower’s fiscal year end.  These financial statements shall be prepared in accordance with sound accounting principles consistently applied and may be certified by a principal of Borrower.

        (b)       Copies of the Borrower’s federal income tax returns, to be received by Lender within sixty (60) days of the date filed.

Note:  The Borrower will be required to pay a late charge of $1,500.00 for each thirty (30) day period in which the Borrower fails to deliver all overdue items.

        7.2.       Intentionally Omitted.

        7.3.       Payment of Obligations.

        Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith, including by appropriate proceedings, and reserves, in conformity with GAAP with respect thereto, have been provided on the books of the Borrower.

        7.4.       Continuity of Purpose and Maintenance of Existence.

        Continue to engage in investment activities substantially as presently conducted by it and preserve, renew and keep in full force and effect its existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its activities; and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        7.5.       Intentionally Omitted.

        7.6.       Inspection of Property; Books and Records; Discussions; Audits.

        Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made in all material respects of all dealings and transactions in relation to its investment activities; permit representatives of the Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be required, including, without limitation, any such visit, inspection or examination by the Lender in connection with any audit conducted by the Lender, and at which a representative of the Lender may be present, of the  books and records of the Borrower from time to time at the Lender's discretion, and to discuss the financial and other condition of the Borrower with the officers and employees of the Borrower and with its independent certified public accountants.

        7.7.       Notices.

        Promptly following Borrower's actual knowledge of same, give notice to the Lender of:

        (a)       the occurrence of any Default or Event of Default;

        (b)       any (i) default or event of default under any Contractual Obligation of the Borrower or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, would reasonably be expected to have a Material Adverse Effect;

        (c)       any litigation or proceeding affecting the Borrower in which the amount involved is $25,000 or more and which is not covered by insurance or in which injunctive or similar relief is sought which, if granted, would reasonably be expected to have a Material Adverse Effect; and the following events, as soon as possible and in any event within thirty (30) days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan.

        Each notice pursuant to this subsection shall be accompanied by a statement of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

        7.8.       Further Assurances.

        Execute any and all further documents, and take all further action which the Lender may reasonably request in order to effectuate the transactions contemplated by the Loan Documents. Without limiting the generality of the foregoing, such further documents and actions shall include the execution of agreements and instruments, and filing Uniform Commercial Code financing statements, in order to effectuate the transactions contemplated by this Agreement and in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Loan Documents.

ARTICLE VIII- NEGATIVE COVENANTS

        The Borrower hereby agrees that, so long as any amount remains outstanding under this Agreement, the Borrower shall not:

        8.1.     Limitations on Fundamental Changes.

        Liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property or assets without the prior written consent of the Lender.

        8.2.     Transactions with Affiliates.

        Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate, unless such transaction is in the ordinary course of, and pursuant to the reasonable requirements of, the Borrower's business, is in good faith and is upon fair and reasonable terms no less favorable to the Borrower than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

ARTICLE IX- EVENTS OF DEFAULT

        9.1.     Bankruptcy etc.

        If the Borrower shall commence any case, proceeding or other action under any existing or future law of any jurisdiction,  domestic or foreign, relating  to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or (a) seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (b) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower shall make a general assignment for the benefit of its creditors; or (c) there shall be commenced against the Borrower any case, proceeding or other action of a nature referred to in clause (a) or (b) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (d) there shall be commenced against the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (e) the Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a), (b), (c), or (d) above; all other amounts owing under this Agreement and the Note shall immediately become due and payable without the need for any notice or other action by the Lender.

        9.2.     Other Events.

        If any of the following events shall occur and be continuing:

        (a)       The Borrower shall fail to pay any principal of or interest on the Note or any fee or other amount payable hereunder when due in accordance with the terms thereof or hereof; or

        (b)       Any representation or warranty made or deemed made by the Borrower herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or other Loan Document shall prove to have been incorrect and the subject of that breach of representation or warranty has a Material Adverse Effect on or as of the date made or deemed made; or

        (c)       The Borrower shall default in the observance or performance of any agreement contained in ARTICLE VIII of this Agreement; or

        (d)       The Borrower shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Documents (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of ninety (90) days; or

        (e)       (i)  Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, or (ii) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) and (ii)  above, such event or condition, together with all other such events or conditions, if any, could, in the reasonable judgment  of the Lender, subject the Borrower to any tax, penalty or other liabilities that in the aggregate could reasonably be expected to have a Material Adverse Effect; or

        (f)       One or more judgments or decrees shall be entered against the Borrower involving in the aggregate a liability (not paid or fully covered by insurance) of $150,000.00 or more and (i) all such judgments  or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof or (ii) the judgment creditors with respect to such judgments  or their successors or assigns shall have commenced enforcement proceedings, which enforcement proceedings shall have remained unstayed for 20 consecutive days; or

        (g)       The Borrower shall so assert or the security interests created by any Loan Document shall cease for any reason, unless caused by the action or inaction of the Lender, to be enforceable and of the same effect and priority purported to be created thereby; then, and in any such event, the Lender may by notice of default to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Note to be due and payable forthwith, whereupon the same shall immediately become due and payable.

        Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

ARTICLE X- MISCELLANEOUS

        10.1       Amendments and Waivers.

        Neither this Agreement, the Note, or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection.  The Lender and the Borrower may, from time to time, enter into written amendments, supplements or modifications hereto and to the Note and the other Loan Documents for the purpose of adding any provisions to this Agreement, the Note or the other Loan Documents or changing in any manner the rights of the Lender or of the Borrower hereunder or thereunder.  The Lender may, from time to time, execute written instruments waiving, on such terms and conditions as the Lender may specify in such instrument, any of the requirements of this Agreement, the Note or the other Loan Documents or any Default or Event of Default and its consequences.  In the case of any waiver, the Borrower and the Lender shall be restored to their former position and rights hereunder and under the outstanding Note and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.  Lender shall have the right to charge a fee with respect to any amendment or waiver granted hereunder.

        10.2       Notices.

All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of a nationally recognized courier service, one (1) Business Day after delivery to such courier service, or three (3) business days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by certified mail, postage prepaid return receipt requested addressed as follows in the case of the Borrower and the Lender or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Note:

The Borrower:     Trans-Lux Corporation
                              445 Park Avenue, Suite 2001
                              New York, New York 10022
                               Attention:  Todd Dupee

The Lender:        Carlisle Investments Inc
                             Trident Chambers
                             Wickhams Cay
                             P.O. Box 146
                             Road Town, Tortola, British Virgin Islands

provided that any notice, request or demand to or upon the Lender pursuant to Articles 2, 3 or 4 shall not be effective until received.

        10.3         No Waiver; Cumulative Remedies.

        No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

        10.4       Survival of Representations and Warranties.

        All representations and warranties made hereunder or under any other Loan Document and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Note.

        10.5      Payment of Expenses and Taxes.

        The Borrower agrees (a) to pay or reimburse the Lender for all its reasonable out-of-pocket costs and expenses, which such costs shall not exceed $5,000.00, incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Note, and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, provided that any legal fees of the Lender shall be limited to the reasonable fees and disbursements of counsel to the Lender, (b) to pay or reimburse the Lender for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Note, the other Loan Documents and any such other documents, provided that any legal fees of the Lender shall be limited to the reasonable fees and disbursements of counsel to the Lender, and (c) to pay, indemnify, and hold the Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise  and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Note, the  other Loan Documents and any such other documents.  The agreements in this subsection shall survive repayment of the Note and all other amounts payable hereunder.

        10.6      Indemnification.

        The Borrower will defend, indemnify, and hold harmless the Lender, its subsidiaries, shareholders, employees, agents, attorneys, officers, and directors, from and against any and all claims, demands, penalties, causes of action, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, foreseen or unforeseen, contingent or otherwise (including, without limitation, counsel and consultant fees and expenses, investigation and laboratory fees and expenses, court costs, and litigation expenses) arising out of, or in any way related to, (a) the execution, delivery, enforcement, performance and administration of any Loan Document, (b) the presence, disposal, spillage, discharge, emission, leakage, release, or threatened release of any Materials of Environmental Concern which is at, in, on, under, about, from or affecting the Borrower's property for which the Borrower is in any way responsible, (c) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to any such materials, (d) any lawsuit brought or threatened, settlement reached, or order or directive of or by any Governmental Authority relating to such materials, or (e) any violation or alleged violation of any Environmental Laws by the Borrower.  The Borrower shall not, without the prior written consent of the Lender, effect any settlement of any pending or threatened proceeding, claim or action against the Lender, in respect of which the Lender or its parent, subsidiaries, affiliates, employees, agents, officers or directors is a party or would be entitled to seek indemnification hereunder, unless such settlement includes an unconditional release of the Lender and its parent, subsidiaries, affiliates, employees, agents, attorneys, officers or directors from all liability on claims that are the subject matter of such claim, action or other proceeding and is otherwise acceptable to the Lender and its counsel, in their sole discretion.  Provided, that the Borrower shall have no obligation hereunder to the Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Lender. The agreements in this subsection shall survive repayment of the Note and all other amounts payable hereunder.

        10.7     Successors and Assigns; Participations; Purchasing Lender.

        (a)       This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender, all future holders of the Note and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.

        (b)        The Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to the Lender, the Note held by the Lender or any other interest of the Lender hereunder and under the other Loan Documents.  In the event of any such sale by the Lender of participating interests to a  Participant, the Lender's obligations under this Agreement to the Borrower shall remain unchanged, the Lender shall remain solely responsible for the performance thereof, the Lender shall remain the holder of the Note for all purposes under this Agreement and the other Loan Documents, and the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations and the rights of the Participants under this Agreement and the other Loan Documents.  The Borrower agrees that if amounts outstanding under this Agreement and the Note are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and the Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that such Participant shall only be entitled to such right of set-off if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Lender the proceeds thereof as provided in this Agreement.  The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 10.5 and 10.6 with respect to its participation in the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

        (c)       The Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more additional banks or financial institutions ("Purchasing Lender") all or any part of its rights and obligations under the Loan Documents.

        (d)       The Borrower authorizes the Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in the Lender's possession concerning the Borrower and its Affiliates which has been delivered to the Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to the Lender by or on behalf of the Borrower in connection with the Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

        (e)       Nothing herein shall prohibit the Lender from pledging or assigning the Note to any Federal Reserve Lender in accordance with applicable law.

        10.8    Counterparts; Facsimile, E-Mail and Electronic Signatures.

        This Agreement may be executed in any numbers of counterparts, each of which shall be an original and all of which shall together constitute one and the same instrument.  It shall not be necessary for any counterpart to bear the signature of all parties hereto.  This Agreement and any amendments and ancillary documents hereto, to the extent signed and delivered by means of e-mail or other electronic transmission (collectively, “E-Mail”) shall be treated in all manner and respects as an original document and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  No signatory to this document shall raise the use of E-Mail to deliver a signature or the fact that any signature or this document was transmitted or communicated through the use of E-Mail as a defense to the formation or enforceability of this Agreement and each such party forever waives any such defense.

        10.9    Severability.

        Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        10.10   Integration.

        This Agreement and the other Loan Documents represent the agreement of the Borrower and the Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

        10.11   GOVERNING LAW.

        THE LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        10.12    Submission to Jurisdiction; Waivers.

        The Borrower hereby irrevocably and unconditionally:

        (a)     submits for itself and its property in any legal action or proceeding relating to the Loan Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

        (b)     consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

        (c)     agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in this Agreement or at such other address of which the Lender shall have been notified pursuant thereto;

        (d)      agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

        (e)      waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any punitive damages.

        10.13 Acknowledgements.

        The Borrower hereby acknowledges that:

        (a)     it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents;

        (b)     the Lender does not have any fiduciary relationship to the Borrower, and the relationship between the Lender, on one hand, and the Borrower, on the other hand, is solely that of debtor and creditor; and

        (c)     no joint venture exists between the Lender and the Borrower.

        10.14 USA PATRIOT ACT NOTICE

        Lender hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies them, which information includes their name and address and other information that will allow Lender to identify them in accordance with the Patriot Act.

        10.15 WAIVERS OF JURY TRIAL.

        THE BORROWER AND THE LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THE LOAN DOCUMENTS AND FOR ANY COUNTERCLAIM THEREIN.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.

TRANS-LUX CORPORATION

By:	/s/ Todd Dupee
Todd Dupee, Authorized Signatory

ACCEPTED:

CARLISLE INVESTMENTS INC.

By:	/s/ Marco M. Elser
Marco M. Elser, Investment Manager